UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

Ponce Financial Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41255	87-1893965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2244 Westchester Avenue Bronx, NY		10462
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (718) 931-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLB	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Frank Perez becomes Chief Investor Relations Officer; was  Chief Financial Officer

Effective June 1, 2022 (the “Effective Date”), Frank Perez will assume the role of Executive Vice President and Chief Investor Relations Officer of the Company and the Bank and will step down as Chief Financial Officer of Ponce Financial Group, Inc. (the “Company”) and its subsidiary Ponce Bank (the “Bank”). In connection with the transition to his new role, Mr. Perez and the Bank entered into an amendment to his existing employment agreement (the “Amendment”) with the Bank, the terms of which supersede all prior employment arrangements with the Bank and its affiliates.  A copy of the Amendment is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of Sergio Vaccaro as Chief Financial Officer

Effective as of the Effective Date, Sergio Vaccaro, age 46, will assume the role of Executive Vice President and Chief Financial Officer of the Company and the Bank. There is no arrangement or understanding between Mr. Vaccaro and any other person pursuant to which Mr. Vaccaro was appointed as an officer, and he is not a family member of any director or executive officer of the Company or the Bank. Mr. Vaccaro is not a party to any transactions that would be required to be disclosed under Section 404(a) of Regulation S-K.

Since 2013, Mr. Vaccaro has held a variety of roles at HSBC, most recently as CFO of Private Bank Americas from 2020 to present.  Prior to this role, he held the following roles with HSBC: CFO of Private Bank Americas from 2015 to 2020, Head of Financial Planning and Analysis from 2016 to 2018 and Deputy CFO of Private Bank from 2013 to 2015.  Prior to his roles with HSBC, Mr. Vaccaro held roles at Morgan Stanley and Citigroup.

Pursuant to the terms of his offer letter, Mr. Vaccaro will be eligible to receive a grant of approximately 16,667 shares of restricted stock and 33,333 options, contingent on the Company adopting and stockholders approving a new equity incentive plan. As an executive officer, he will otherwise be eligible to receive other equity compensation from time to time as determined by the Board.

Item 8.01Other Events.

On May 31, 2022, the Company issued a press release announcing the reassignment of Mr. Perez and the appointment of Mr. Vaccaro.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment to Employment Agreement of Frank Perez, dated May 25, 2022
99.1	Press release dated May 31, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ponce Financial Group, Inc.

Date: May 31, 2022	By:	/s/ Carlos P. Naudon
Carlos P. Naudon
President and Chief Executive Officer